Exhibit 99.1

Cornerstone Bancshares, Inc. Announces Cash Dividend

          HIXSON, Tenn., Nov. 28 /PRNewswire-FirstCall/ -- Cornerstone Bancshares, Inc. (OTC Bulletin Board: CSBQ) today announced the following:

          Cornerstone Bancshares, Inc. Board of Directors announced its fourth dividend since inception. The dividend $.06 a share was announced as a quarterly dividend which represents a 33.3% increase over last year’s dividends. The dividend was increased due to the Company’s success in 2005 and the positive outlook the Company has for 2006. The dividend will be issued to shareholders of record as of December 19, 2005, and will be paid January 9, 2006.

          Cornerstone Bancshares, Inc. is a one-bank holding company serving the Chattanooga, Tennessee MSA with 5 branches and $310 million in assets specializing in business financial services.

SOURCE  Cornerstone Bancshares, Inc.
          -0-                                                                      11/28/2005
          /CONTACT:  Frank Hughes, President & COO, Cornerstone Community Bank, +1-423-385-3009, or Fax, +1-423-385-3100, fhughes@cscb-chatt.com/
          /Web site:  http://www.cscbank.com /
          (CSBQ)